PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-283973

Up to 1,294,118 Shares of Common Stock

This prospectus relates to the sale or other disposition from time to time of (i) up to 1,176,471 shares of our common stock (the “Conversion Shares”) issued pursuant to that certain Securities Purchase Agreement, dated September 25, 2024, by and among the Company and the purchasers named therein (the “Agreement”), and (ii) up to 117,647 shares of our common stock that could be used to pay interest in accordance with the terms of the Agreement (such shares, the “Interest Shares”, and together with the Conversion Shares, the “Registrable Securities”) all that would be held by the selling stockholders named in this prospectus, including their transferees, pledgees, donees or successors. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale of such securities by the selling stockholders.

Per the Agreement, at the election of the purchasers (the “Investors”), the Conversion Shares may be issuable upon the conversion of the senior secured convertible promissory notes (the “Notes”) issued in a private placement pursuant to the Agreement. See “Prospectus Summary - Recent Events” for more details.

The selling stockholders may sell or otherwise dispose of the securities covered by this prospectus in a number of different ways and at varying prices. We believe the actual offering price in sales of the Conversion Shares by the selling stockholders will be derived from the prevailing market price of our common stock at the time of any such sale. We provide more information about how the selling stockholders may sell or otherwise dispose of their securities in the section entitled “Plan of Distribution” beginning on page 7. The selling stockholders will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the securities with the Securities and Exchange Commission. No underwriter or other person has been engaged to facilitate the sale of the securities in this offering.

Our common stock is traded on The Nasdaq Capital Market under the symbol “FTHM.” On December 27, 2024, the last reported sale price of our common stock was $1.64 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference herein, to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 30, 2024

i

ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided or incorporated by reference in this prospectus and any prospectus supplement that we may authorize to be provided to you. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any prospectus supplement that we may authorize to be provided to you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus and any prospectus supplement or incorporated herein or therein is accurate only as of the date on the cover of such document, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects might have changed since those dates.

We urge you to carefully read this prospectus and any prospectus supplement, together with the information incorporated herein or therein by reference as described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus regarding our strategy, future operations, future product research or development, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “goals,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this prospectus are subject to a number of risks, including, but are not limited to:

•	the risks associated with government spending, inflation, the Federal Reserve’s policies and rate increases, and the unprecedented rapid increase in mortgage interest rates;

•	our ability to remain an innovative leader in the real estate industry;

•	whether or not we are able to effectively manage rapid growth in our business;

•	our failure to prevent security breaches, cybersecurity incidents, and interruptions, delays and failures in our systems and operations;

•	our ability to grow in the various local markets that we serve or expand into adjacent markets;

•	whether or not we are successful in identifying and pursuing new business opportunities;

•	our value proposition for agents, including allowing them to keep more of their commissions than traditional companies do, and receive equity in our Company;

•	our ability to make sure agents understand our value proposition so that we can attract, retain and incentivize agents;

•	our ability to attract and retain additional qualified agents and other personnel;

•	our ability to compete effectively with existing and new companies in the real estate industry;

•	the risks associated with making meaningful comparisons of successive quarters;

•	our non-GAAP operating performance, as reported using Adjusted EBITDA, which is not equivalent to net income (loss) as determined under GAAP;

•	our ability to protect the privacy of employees, independent contractors, or consumers or personal information that they share with us so that we do not harm our reputation and business;

•	our failure to be able to expand, maintain and improve the systems and technologies upon which we rely on to operate;

•	if we fail to maintain compliance with the law and regulations of federal, state, foreign, county governmental authorities, or private associations and governing boards, including anti-trust laws that are the subject of ongoing litigation in a number of states;

•	our ability to sell originated loans;

•	our ability to obtain sufficient financing to fund the origination of mortgage loans and grow our mortgage business;

•	our ability to establish and maintain effective internal controls over financial reporting;

•	the risks associated with the failure of our mortgage business to sell its originated loans;

•	the risks associated with the loss of our current executive officers or other key management;

•	the risks associated with employee or agent litigation and unfavorable publicity;

•	our failure to protect intellectual property rights;

•	our ability to be able to evaluate potential vendors, suppliers and other business partners for acquisition in order to accelerate growth;

•	our ability to integrate our recently acquired businesses;

•	our future revenues and growth prospects and our dependence on other contractors;

•	our potential need to acquire additional capital to support business growth, which might not be available on acceptable terms, if at all;

•	our ability to obtain sufficient additional capital on reasonable terms in order to grow our business;

•	the risks associated with litigation filed by or against us, and adverse results therefrom;

•	our ability to manage technology that is currently being developed in foreign countries, including Brazil, which makes us subject to certain risks associated with foreign laws and regulations; and

•	other factors discussed elsewhere in this prospectus and in any prospectus supplement and in any document incorporated herein or therein by reference.

We might not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included more detailed disclosure about important factors in the cautionary statements included in this prospectus, particularly under “Risk Factors” on page 5 of this prospectus and the documents incorporated herein that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. The environment in which we operate is highly competitive and rapidly changing and it is not possible for our management to predict all risks, as new risks emerge from time to time, such as the unprecedented increases in interest rates and the anti-trust litigation against many participants in the real estate industry in a number of states.

You should read this prospectus and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus. You also should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed in this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus and any prospectus supplement, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and any prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context indicates otherwise, references in this prospectus to “Fathom,” “Company,” “we,” “us” and “our” refer to Fathom Holdings Inc. and its subsidiaries unless the context indicates otherwise.

Company Overview

Fathom Realty LLC was founded in January 2010 and later incorporated as Fathom Holdings Inc. in the state of North Carolina on May 5, 2017. We are a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, insurance, and Software as a Service (“SaaS”) offerings to brokerages and agents by leveraging intelliAgent, our proprietary cloud-based software. The Company’s brands include Fathom Realty, Encompass Lending, intelliAgent, LiveBy, Real Results, and Verus Title.

For Fathom Realty, our core business, our overhead business model leverages our proprietary software platform for management of real estate brokerage back-office functions, without the cost of physical brick and mortar offices or of redundant personnel. As a result, we can offer our agents significantly more of their commissions compared to traditional real estate brokerage firms; we do not split our agents’ commissions, but instead charge a flat fee per real estate transaction. We believe we offer our agents some of the best technology, training, and support available in the industry. We also offer our agents valuable benefits, including equity in our Company if they achieve growth goals. We believe our commission structure, business model, advanced technology offerings, and our focus on treating our agents well attract more agents and higher producing agents to join and stay with our Company.

Fathom Realty’s commission model is designed to empower real estate agents to build a more profitable business by allowing them to keep a high percentage of their commission without sacrificing support, technology, or training. We believe that by simply joining our company, agents from traditional model brokerages can increase their income by over 25% on average. More importantly, agents are able to take that increase and reinvest it into their marketing thereby increasing their number of transactions and revenue which also benefits Fathom.

In just fourteen years since we launched our Company, we have grown rapidly with operations in 40 states plus the District of Columbia. We achieved gross commission income of approximately $325.4 million on $13.3 billion in real estate sales volume for the year ended December 31, 2023. As of September 30, 2024, we had approximately 12,383 licensed agents or brokers working for us.

Corporate Information

We were incorporated under the laws of the state of North Carolina on May 5, 2017 as a private company. We completed our initial public offering in July 2020.

Our principal executive offices are located at 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina, NC 27518 and our telephone number is (888) 455-6040. Our corporate website address is www.fathomrealty.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of our website are not incorporated into this prospectus and our reference to the URL for our website is intended to be an inactive textual reference only.

THE OFFERING

This prospectus relates to the resale or other disposition from time to time of up to 1,294,118 shares of our common stock issuable upon the conversion of the Senior Secured Convertible Promissory Notes or issuable as payment-in-kind on the Senior Secured Promissory Notes, all held by the selling stockholders named in this prospectus, including their transferees, pledgees, donees or successors. All of the Senior Secured Convertible Promissory Notes were issued on September 25, 2024 to certain investors in our private placement, all of whom are identified as selling stockholders hereunder.

Common stock offered by the selling stockholders (1)	1,294,118
Common stock outstanding before the offering (2)	22,620,255
Common stock to be outstanding after the offering	23,914,373
Common stock Nasdaq Capital Market Symbol	FTHM

(1) Consists of shares of common stock issuable upon (i) the conversion of the Senior Secured Convertible Promissory Notes and (ii) the payment of interest on the Senior Secured Convertible Promissory Note which, at the selling stockholders’ discretion, may be payable in shares of common stock.

(2) Based on the number of shares outstanding as of November 7, 2024.

USE OF PROCEEDS

This prospectus relates to the sale or other disposition from time to time of (i) up to 1,176,471 shares of our common stock (the “Conversion Shares”) issued pursuant to that certain Securities Purchase Agreement, dated September 25, 2024, by and among the Company and the purchasers named therein (the “Agreement”), and (ii) up to 117,647 shares of our common stock used to pay interest in accordance with the terms of the Agreement (such shares, the “Interest Shares”, and together with the Conversion Shares, the “Registrable Securities”) that are being offered for resale by the selling stockholders will be sold for the accounts of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of such securities offered for resale hereby will go to the selling stockholders and we will not receive any proceeds from the resale of those securities by the selling stockholders.

We will incur all costs associated with this registration statement and prospectus.

Dividend Policy

We have never paid dividends on our capital stock and do not anticipate paying any dividends for the foreseeable future.

Risk Factors

Investing in our securities involves a high degree of risk. Please read the information contained under the heading “Risk Factors” on page 5 of this prospectus and in any report incorporated by reference herein.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing any securities, you should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with SEC on March 19, 2024 and as amended on April 29, 2024 and July 2, 2024, which is incorporated in this prospectus by reference in its entirety, as well as in subsequently filed SEC reports and any prospectus supplement. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. Please also refer to the section above entitled “Special Note Regarding Forward-Looking Statements.”

SELLING STOCKHOLDERS

The following table sets forth certain information regarding the selling stockholders and the shares of common stock beneficially owned by them, which information is available to us as of December 13, 2024. The selling stockholders may offer the shares of common stock under this prospectus from time to time and may elect to sell under this prospectus some, all or none of the shares offered for resale by this prospectus. However, for the purposes of the table below, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling stockholders. In addition, a selling stockholder may have sold, transferred or otherwise disposed of all or a portion of that holder’s shares of common stock since the date on which the selling stockholder provided information for this table. We have not made independent inquiries about such transfers or dispositions. See the section entitled “Plan of Distribution” beginning on page 7.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 22,620,255 shares of our common stock outstanding as of November 7, 2024.

Name and Address	Number of Shares Beneficially Owned Prior to Offering (1)		Number of Shares Registered for Sale		Number of Shares to be Owned after the Offering	Percent of Outstanding Shares to be Owned after the Offering
Pinnacle Family Office Investments L.P.	2,291,567	(2)	1,035,294	(3)	1,256,273	*	%
Scott Flanders	1,058,954	(4)	258,824	(5)	800,130	*	%

* Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	We do not know when or in what amounts the selling stockholders will offer shares for sale, if at all. The selling stockholders may sell any or all of the shares included in and offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of shares that will be held by the selling stockholders after completion of this offering. However, for purposes of this table, we have assumed that after completion of this offering, none of the shares included in and covered by this prospectus will be held by the selling stockholders.

(2)	Consists of 1,256,273 shares held by Pinnacle Family Office Investments, L.P. (“Pinnacle”) and Barry M. Kitt. Pinnacle Family Office, LLC (“Pinnacle Family”) is the general partner of Pinnacle, and Mr. Kitt is the manager of Pinnacle Family. Mr. Kitt may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Pinnacle. Mr. Kitt expressly disclaims beneficial ownership of all shares of Common Stock beneficially owned by Pinnacle. Pinnacle’s address is 5910 North Central Expressway, Suite 1475, Dallas, TX 75206.

(3)	Consists of (i) 941,176 shares of Common Stock (the “Conversion Shares”) underlying the Senior Secured Promissory Note (the “Note”) held by Pinnacle and (ii) 94,118 shares of Common Stock that could be payable as interest in-kind on the Note at the election of the holder (the “Interest Shares”). The Note, which has a principal balance of $4,000,000 and bears interest at a rate of (a) the monthly average Secured Overnight Financing Rate plus (b) 4%, per annum, provided that the rate of interest for any month will be at least 8% per annum, was issued in a private placement to Pinnacle pursuant to that certain Securities Purchase Agreement, dated September 25, 2024, by an among the Company and the investors named therein (the “Purchase Agreement”). Because the interest on the Note is variable, the number of Interest Shares registered by this registration statement was calculated using an interest rate of 10% per annum. All or any portion of the principal amount of the Note, plus accrued and unpaid interest, is convertible at any time, in whole or in part, at Pinnacle’s option, into shares of the Company’s common stock at an initial fixed conversion price of $4.25 per share, subject to certain customary adjustments. The Note is subject to a beneficial ownership limitation and cannot be converted if such conversion would result in Pinnacle and its affiliates owning an aggregated of in excess of 9.99% of the then-outstanding shares of the Company’s common stock.

(4)	Includes 13,078 shares underlying fully vested stock options.

(5)	Consists of (i) 235,294 Conversion Shares Note held by Mr. Flanders and (ii) 23,529 Interest Shares. The Note, which has a principal balance of $1,000,000 and bears interest at a rate of (a) the monthly average Secured Overnight Financing Rate plus (b) 4%, per annum, provided that the rate of interest for any month will be at least 8% per annum, was issued in a private placement to Mr. Flanders pursuant to that certain Securities Purchase Agreement, dated September 25, 2024, by an among the Company and the investors named therein (the “Purchase Agreement”). Because the interest on the Note is variable, the number of Interest Shares registered by this registration statement was calculated using an interest rate of 10% per annum. All or any portion of the principal amount of the Note, plus accrued and unpaid interest, is convertible at any time, in whole or in part, at Mr. Flanders’ option, into shares of the Company’s common stock at an initial fixed conversion price of $4.25 per share, subject to certain customary adjustments. The Note is subject to a beneficial ownership limitation and cannot be converted if such conversion would result in Mr. Flanders owning an aggregated of in excess of 9.99% of the then-outstanding shares of the Company’s common stock. The address for Mr. Flanders is c/o Fathom Holdings Inc., 2000 Regency Parkway Drive, Suite 300, Cary, NC 27518.

Information about any other selling stockholders will be included in prospectus supplements or post-effective amendments, if required. Information about the selling stockholders may change from time to time. Any changed information with respect to which we are given notice will be included in a prospectus supplement.

Registration Rights Agreement

In connection with the securities purchase agreement dated September 25, 2024, the Company entered into a registration rights agreement with the investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement registering for resale the shares of Common Stock issuable upon the conversion of the Notes, including any shares of Common Stock used to pay interest, each in accordance with the terms therein (the “Registrable Securities”). The Company agreed to file such registration statement within 90 days of September 25, 2024, and to have such registration statement declared effective within 135 days of September 25, 2024. The Company also agreed to use its best efforts to keep the registration statement effective under the Securities Act until all Registrable Securities have been publicly sold by the holders thereof. The registration statement of which this prospectus is a part is being filed in order to satisfy our obligations under the Registration Rights Agreement. The registration statement of which this prospectus is a part is being filed in order to satisfy our obligations under the Registration Rights Agreement.

We have also agreed, among other things, to indemnify the selling stockholders, and each of their respective officers, directors, agents, partners, members, managers, stockholders, affiliates, investment advisers and employee and any person who controls a selling stockholder and the officers, directors, partners, managers, stockholders, agents, investment advisers and employees of each such controlling person from certain liabilities and pay all fees and expenses (including any reasonable legal fees) incident to our obligations under the Registration Rights Agreement.

PLAN OF DISTRIBUTION

We are registering the shares of common stock of Fathom Holdings Inc., no par value, or the Common Stock, which we refer to herein as “Shares,” issuable to the selling stockholders upon conversion of the Senior Secured Convertible Promissory Note, including any shares of Common Stock that may be used to pay interest, to permit the sale, transfer or other disposition of the Shares by the selling stockholders or their donees, pledgees, distributees, transferees or other successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the Shares. We will, or will procure to, bear all fees and expenses incident to our obligation to register the Shares.

The selling stockholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering) or commissions or agent’s commissions. The Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prices related to prevailing market prices, or at negotiated prices. While there is no established public trading market for our Senior Secured Convertible Promissory Notes, we believe the actual offering price in sales of the Shares by the selling stockholders will be derived from the prevailing market price of our common stock at the time of any such sale. These prices, as well as the timing, manner and size of each sale, will be determined by the selling stockholders or by agreement between such holders and underwriters or dealers who may receive fees or commissions in connection with such sale. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	to or through underwriters or purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	through the distribution of such securities by any selling stockholder to its equity holders;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per Share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, as amended, or the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.01.

In connection with sales of the Shares or otherwise, Pinnacle Family Office Investments L.P. (“Pinnacle”) may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. Pinnacle may also sell Shares short and if such short sale takes place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, Pinnacle may deliver Shares covered by this prospectus to close out short positions and to return borrowed Shares in connection with such short sales. The selling stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use Shares the resale of which has been registered on this registration statement to cover short sales of our Common Stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the price at which such the Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some U.S. states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states the Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We will pay all expenses of the registration of the Shares pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against certain civil liabilities set forth in the Registration Rights Agreement, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

DESCRIPTION OF OUR CAPITAL STOCK

The following description summarizes the material terms of our capital stock as of the date of this prospectus. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our Restated Articles of Incorporation, as amended, and our Second Amended and Restated Bylaws, and to the provisions of applicable North Carolina law.

General

Our authorized capital stock consists of 100,000,000 shares of common stock with no par value, of which 22,620,255 shares were issued and outstanding as of November 7, 2024. Our common stock may be issued from time to time without prior approval by our shareholders. Our common stock may be issued for such consideration as may be fixed from time to time by our Board of Directors (the “Board”).

Common Stock

Our Company, a North Carolina corporation, is authorized to issue 100,000,000 shares of common stock with no par value per share. Each share of common stock has one vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common shareholders are not entitled to cumulative voting for election of our Board. In the event of a liquidation, dissolution or winding up of our Company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities.

Holders of common stock are entitled to receive ratably such dividends as may be declared by our Board out of funds legally available therefor as well as any distributions to the common shareholders. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

Options and Restricted Stock Units

As of December 13, 2024, we had outstanding (i) options to purchase an aggregate of 147,707 shares of our common stock, with a weighted average exercise price of $11.87 per share, and (ii) 1,977,495 shares reserved for issuance under outstanding unvested restricted stock units, under our 2017 Stock Plan and 2019 Omnibus Stock Incentive Plan.

Warrants

As of November 7, 2024, we had outstanding warrants to purchase an aggregate of 240,100 shares of our common stock, exercisable at a per share exercise price of $11.00, and exercisable at any time through August 4, 2025.

Charter, Bylaw and Statutory Provisions Having Potential “Anti-takeover” Effects

The following paragraphs summarize certain provisions of our Restated Articles of Incorporation, as amended, our Second Amended and Restated Bylaws and North Carolina law that may have the effect, or be used as a means, of delaying or preventing attempts to acquire us, take control of our Company, or to remove or replace incumbent directors, that are not first approved by our Board, even if those proposed actions are favored by our shareholders.

•	Authorized Shares. Our Restated Articles of Incorporation, as amended, currently authorize the issuance of 100,000,000 shares of common stock. Our Board is authorized to approve the issuance of shares of our common stock from time to time. This provision gives our Board flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and grants of stock options. However, our Board’s authority also could be used, consistent with our Board’s fiduciary duty, to deter future attempts to gain control of the Company by issuing additional common stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks to gain control.

•	Advance Notice of Director Nominations. Our Second Amended and Restated Bylaws provide for advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors. Pursuant to these provisions, to be timely, a shareholder’s notice must meet certain requirements with respect to its content and be received at our principal executive offices, addressed to the secretary of our Company, within the proscribed time periods. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

•	Special Meetings of Shareholders. Our Second Amended and Restated Bylaws provide that special meetings of our shareholders may be called only by or at the direction of (a) our Board, (b) the Chairman of our Board, or (c) our President of the Company or (d) shareholders holding a majority of outstanding common stock.

•	Amendment of Bylaws. Subject to certain limitations under North Carolina law, our Second Amended and Restated Bylaws may be amended or repealed by either our Board or our shareholders. Therefore, our Board is authorized to amend or repeal bylaws without the approval of our shareholders. However, a bylaw adopted, amended or repealed by our shareholders may not be readopted, amended or repealed by our Board alone unless our articles of incorporation or a bylaw adopted by our shareholders authorizes our Board to adopt, amend or repeal that particular bylaw or the bylaws generally.

•	Action by Written Consent. Our Restated Articles of Incorporation, as amended, provided that no action by written consent of our shareholders can be taken without a meeting.

Choice of Forum

Our Second Amended and Restated Bylaws provide that, unless we consent in writing to the selection of an alternative forum, North Carolina state court is, to the fullest extent permitted by law, the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of the Company;

•	any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s shareholders;

•	any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the North Carolina Business Corporation Act or the Company’s articles of incorporation or bylaws (as either may be amended from time to time); or

•	any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine.

The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our Second Amended and Restated Bylaws to be inapplicable or unenforceable in such action. These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, Securities Act or any other claim for which the federal courts have exclusive or concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This provision of our Second Amended and Restated Bylaws could have the effect of discouraging others from attempting hostile takeovers and may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

Nasdaq Capital Market Listing of Common Stock

Our common stock is listed on The Nasdaq Capital Market under the symbol “FTHM.”

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Co. The transfer agent and registrar’s address is 1 State Street Plaza, 30th Floor, New York, NY 10004.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

The financial statements of Fathom Holdings Inc. incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants. Our SEC filings, including our registration statement of which this prospectus is a part and the exhibits and schedules thereto, are available on the SEC website at www.sec.gov.

We also maintain a website at www.fathomrealty.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained in or accessible through our website does not constitute a part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518, (888) 455-6040.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-39412. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 19, 2024, as amended on April 29, 2024 and July 2, 2024;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 13, 2024;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 13, 2024;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on November 12, 2024;

•	our Current Reports on Form 8-K filed with the SEC on May 9, 2024 (the first of two such filings), August 19, 2024, September 16, 2024, September 27, 2024, November 4, 2024, and November 7, 2024, in each case only to the extent the information in such report is filed and not furnished; and

•	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on July 28, 2020 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement in a document incorporated by reference or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Fathom Holdings Inc., 2000 Regency Parkway Drive, Suite 300, Cary, NC 27518; telephone: (888) 455-6040. You may also find these documents in the “Investors” section of our website, fathomrealty.com. The information on our website is not incorporated into this prospectus.

Up to 1,294,118 shares of common stock

PROSPECTUS

December 30, 2024